The PNC Financial Services Group One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707 www.pnc.com July 24, 2024 Ganesh Krishnan PNC Bank, National Association 300 Fifth Avenue Pittsburgh, PA 15222 Dear Ganesh: This Agreement ("Agreement") will confirm the terms of your continued employment with PNC and your separation from that employment in connection with PNC organizational changes. As used in this Agreement, "PNC" refers, both individually and collectively, to The PNC Financial Services Group, Inc., its subsidiaries and affiliates, their predecessors, successors and assigns, and each of their directors, officers, employees and agents. The terms to which we have agreed are as follows: 1. Your last day of employment with PNC will be August 1, 2024 (“Separation Date”). 2. Until the Separation Date, your duties shall be modified as follows: you will continue to cooperate with the Executive Committee and senior management of PNC to effectuate a successful transition of your current duties, including all assignments and special projects as directed by PNC. You agree to make yourself available to PNC as needed and to perform to the best of your abilities through your Separation Date. a. Through your Separation Date, you will continue to receive your biweekly salary in the amount of $23,076.92, less applicable withholdings, and remain eligible to participate in PNC’s benefits plans and programs on the same terms and conditions as other PNC employees. b. You will also receive a payment representing any accrued, but unused, vacation as of your Separation Date. This payment will be made to you within 45 days of your Separation Date regardless of whether you sign this Agreement. 3. In exchange for the promises you make in this Agreement, including the non-competition covenant (paragraph 11) and the waiver and release (paragraph 18), PNC has agreed to make the following payments to you pursuant to this Agreement: a. After your Separation Date, you will be paid 52 weeks of your current base salary, totaling $600,000.00, less normal and required withholding deductions (“Continued Base Salary Payments”). These payments will be made on PNC’s regular payroll dates as if you had continued to be employed by PNC for that number of weeks and will begin on the first or second payroll date after the 7-day period to revoke the waiver and release has expired; Exhibit 10.33

Ganesh Krishnan July 24 2024 Page 2 b. You will be eligible to receive a payment (“Separation Payment”) in the amount of $800,000.00, less applicable withholdings, representing an amount equal to your target short-term cash incentive compensation award for 2024. The Separation Payment will be paid to you within 30 days after the six-month anniversary of the Separation Date, subject to your continued compliance with the terms of this Agreement, including the non- competition provision in paragraph 11 below. c. The Continued Base Salary Payments and the Separation Payment will be included in your Form W-2 income in the year of payment and will not be considered compensation or wages for purposes of PNC’s pension, 401(k) or other benefit plans or programs. 4. If you, your spouse, or any of your dependents are covered by your benefits election under any PNC medical benefit option as of the day before your Separation Date, this coverage will terminate on your Separation Date unless you elect to continue the coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), subject to the terms of the PNC Financial Services Group, Inc. Group Benefits Plan. If you elect medical coverage under COBRA within 60 days after your Separation Date, PNC will contribute 70% of the cost of the premium for COBRA coverage for up to 52 weeks. PNC’s contribution is contingent upon your timely payment of the remaining 30% portion of the premium for COBRA coverage and will end if you do not make such timely payments. 5. You may also be permitted to continue coverage made through your benefits elections under PNC’s dental, vision, and employee assistance programs for a period of time after your separation, at your expense. In addition, you may apply for portability or conversion of certain of your life insurance benefits after your separation. Your participation in all other benefit plans currently offered by PNC will cease as of your Separation Date. 6. You will also continue to be eligible to receive financial planning services from The Ayco Company through December 31, 2024. 7. You will be eligible to enroll in and receive talent transition services through the My Next Season, Plus Program. 8. You are not eligible to participate in PNC’s Displacement Benefits Plan or its Severance Plan, but this Agreement will be considered in lieu thereof. 9. Your outstanding equity awards will be subject to the terms specified in the applicable equity incentive plans and award agreements, including PNC’s clawback policies and the existing restrictive covenant provisions, and as further set forth on Schedule A. 10. While you continue to be employed by PNC you remain subject to its policies and procedures, including the Code of Business Conduct and Ethics and related policies. Certain provisions of the Code continue to apply even after you are no longer employed by PNC.

Ganesh Krishnan July 24 2024 Page 3 11. You will not engage in any Competitive Activity (defined below) in the United States during the period commencing on the Separation Date and ending on the six-month anniversary of the Separation Date (the “Non-Compete Period”). For purposes of this Agreement, “Competitive Activity” means any employment or other service with any of the companies listed as members of PNC’s peer group in the Compensation Discussion and Analysis section of PNC’s 2024 Proxy Statement, including service as an agent, consultant, independent contractor, employee, officer or director. To the extent that you engage in Competitive Activity prior to the end of the Non- Compete Period, PNC will cancel the remaining portion of the Continued Base Salary Payments and the Severance Payment as of the date of such determination. If any of this paragraph 11 is determined by a court of competent jurisdiction to be unenforceable because it is unreasonable either as to length of time or area to which the restriction applies, it is the intent of both parties that the court reduce and reform the restriction to apply the greatest limitations considered enforceable by the court. If it becomes necessary or desirable for PNC to seek compliance with the provisions of this paragraph 11 by legal proceedings, the period during which you will comply with said provisions will extend for a period of 6 months from the date PNC institutes legal proceedings for injunctive or other relief. 12. You understand and agree that, both during and after your employment with PNC, except as required by law and subject to the retained rights described in paragraphs 20-22 below, you must maintain the confidentiality of all information and knowledge acquired by you during your employment with PNC, which belongs to PNC or its customers, and which has not been published, disseminated or otherwise become a matter of general public knowledge. This includes non-public information about PNC’s or its customers’ businesses, operations, finances, customers, employees, whether in written form or committed to memory. For the avoidance of doubt, you may reveal your post-employment restrictions as contained in this Agreement and as contained in your equity award agreements under the applicable equity incentive plans to your provider of talent transition services and potential future employers without violating any confidentiality restrictions. 13. You acknowledge and agree that, except as otherwise required by law or as permitted under paragraphs 20-22 of this Agreement, you will refrain from making any comments or engaging in publicity or any other action or activity which could reasonably be expected to adversely affect the personal or professional reputation of PNC or any of its current or former directors, officers or employees. You should direct all reference requests from prospective employers or others to PNC’s third party administrator, “The Work Number” (1-800-367-5690 or www.theworknumber.com). PNC’s standard policy and practice is that it will not provide references or respond to inquiries from potential employers or other third parties regarding your PNC employment, but will verify, through The Work Number, only your dates of employment and last position held. If you provide authorization, The Work Number will also release compensation information for the current and previous two calendar years.

Ganesh Krishnan July 24 2024 Page 4 14. During and after separation from your employment, you agree to reasonably cooperate with PNC, its subsidiaries and affiliates, at any level, and any of their officers, directors, shareholders, or employees: (a) concerning requests for information about the business of PNC or its subsidiaries or affiliates or your involvement and participation therein; (b) in connection with any investigation or review by PNC or any federal, state or local regulatory, quasi-regulatory or self-governing authority (including, without limitation, the Securities and Exchange Commission) as any such investigation or review relates to events or occurrences that transpired while you were employed by PNC; and (c) with respect to transition and succession matters. Your cooperation shall include, but not be limited to (taking into account your personal and professional obligations, including those to any new employer or entity to which you provide services), being available to meet and speak with officers or employees of PNC or its counsel at reasonable times and locations, executing accurate and truthful documents and taking such other actions as may reasonably be requested by PNC or its counsel to effectuate the foregoing. PNC agrees to reimburse you for all reasonable expenses incurred with respect to any obligations arising under this paragraph. 15. On or before your Separation Date, you must return all PNC property including any identification cards, stationery, secure IDs, credit cards, keys, computers and any related equipment, files, records, documents, manuals, software, data and any other items or information belonging to PNC or its customers, shareholders, officers, directors or employees. This also includes any files or records that are electronically stored on a personal computer or any other storage device. 16. Although your Separation Date is August 1, 2024, it is understood and agreed that your employment may be terminated earlier by you voluntarily or by PNC for “Cause,” which for purposes of this Agreement, shall be defined as a violation of PNC’s Code of Business Conduct and Ethics or related employee conduct policies, or a breach of this Agreement. If the event(s) giving rise to a Cause determination is curable, you will be a reasonable opportunity to cure the violation or breach and obviate the early termination. To be eligible to receive payments or benefits under this Agreement, you must be actively employed by PNC or on an approved leave until the Separation Date. 17. You agree to the following representations, and recognize that each of them is an important consideration for PNC's willingness to enter into this Agreement with you: (a) You have carefully read and understand each provision in this Agreement and have been advised that you may discuss with an attorney of your choosing whether to accept and sign this Agreement, and have been given the opportunity to consult with such attorney; (b) You have been given at least 21 days after receipt of the original version of this Agreement to consider whether to sign it, and you waive any right to an extension of that time based on any revisions to this Agreement after discussions with your attorney or PNC;

Ganesh Krishnan July 24 2024 Page 5 (c) You are aware that you may change your mind and revoke this Agreement at any time during the seven days after you sign the Agreement, in which case the entire Agreement will be void and you will not be entitled to the payments and benefits describe in paragraphs 3(a)-(c), 4, 6, 7 and 9 of this Agreement; (d) You understand and agree that, if you revoke this Agreement and receive a payment in error, you will repay the full amount within 30 days of receipt. (e) Before signing this Agreement, you have complied with your obligation under PNC’s Code of Business Conduct and Ethics to report all potential violations of law, regulation and PNC’s internal compliance policies and procedures; (f) You acknowledge that certain payments and benefits provided by this Agreement are payments and benefits you would not be entitled to receive except for this Agreement, and that they fully compensate you for any claims covered by the general waiver and release in paragraph 18; and (g) You acknowledge that no promises or representations except those contained in this Agreement have been made to you in connection with your continued employment or separation from employment, and such continued employment and separation are governed exclusively by the terms of this Agreement. 18. General Waiver and Release. In exchange for the payments and benefits offered by PNC, you: (a) Fully, irrevocably and unconditionally release and forever discharge PNC and any of its predecessor or affiliate companies and each and all of their officers, directors, agents, representatives, employees and shareholders, and their successors and assigns, and all persons acting by, through, under, for or in concert with them (hereinafter individually or collectively, the “Released Parties”) from any and all charges, complaints and liability for claims of any kind or nature, known or unknown which you now have or could claim to have regarding events that occurred on or before the expiration of the revocation period set forth in paragraph 17(c) above (hereinafter referred to as a “Claim” or “Claims”), including, without limitation, Claims of or based on negligence, intentional torts, breach of contract (implied, oral or written), violation of federal, state or local laws that prohibit discrimination or retaliation, the Age Discrimination in Employment Act of 1967 (“ADEA”), any employee welfare benefit or pension plan governed by the Employee Retirement Income Security Act of 1974, as amended, the Civil Rights Act of 1964, as amended, the Older Workers Benefit Protection Act, as amended, the Americans with Disabilities Act, as amended, Section 503 of the Rehabilitation Act of 1973, the

Ganesh Krishnan July 24 2024 Page 6 Family and Medical Leave Act, as amended, and other laws or violations of laws enforced by any federal, state or local agency regarding harassment, wages, insurance, leave, privacy or any other matter, and any other theory or recovery under federal, state or local laws, including all statutory, regulatory or common law Claims arising from or in any way connected with your employment or service with PNC. You further waive any Claim or right to payment of attorneys' fees or expenses; and (b) To the extent permitted by law, you agree not to commence, directly or indirectly, any action, suit, or proceeding based upon any Claims released in this Agreement, except that you may bring a Claim to enforce this Agreement or under the ADEA to challenge the release of Claims under the ADEA set forth above. You further agree that: (1) if you commence an action or proceeding in violation of this Agreement, you shall be liable for the reasonable attorneys’ fees and costs incurred by PNC as a result; and (2) if any such action or proceeding is commenced, in whole or in part, on your behalf by any third person, entity or agency in any forum, including without limitation in a class or collective action against any of the Released Parties, you waive any Claim or right in connection with such action or proceeding to any resulting money damages or other personal, legal or equitable relief awarded by any court or governmental authority. 19. The general waiver and release in paragraph 18 above does not apply to or prohibit claims under or for:  retaliation under Section 806 of the Sarbanes-Oxley Act;  Section 23 of the Commodity Exchange Act;  Section 21F of the Securities Exchange Act of 1934;  Section 1057 of the Dodd-Frank Wall Street Reform and Consumer Protection Act;  the Fair Labor Standards Act, as amended;  the ADEA, challenging the validity of the waiver and release contained in paragraph 18 above;  workers’ compensation benefits;  unemployment compensation benefits;  rights to COBRA continuation;  vested retirement benefits;  indemnification (whether statutory, contractual or otherwise) that you would be entitled to in connection with the performance of your duties during your employment with PNC; or  any other claims that cannot be released as a matter of law.

Ganesh Krishnan July 24 2024 Page 7 20. Nothing in this Agreement, including the confidentiality provisions (paragraphs 12) and the general waiver and release (paragraph 18), is intended to discourage you from communicating or participating in an investigation with a federal, state or local government agency or commission, including but not limited to the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the Occupational Safety and Health Administration. You further understand and agree that you are not required to contact or receive consent from PNC before engaging in communications with a government agency. 21. By signing this Agreement, you waive the right to receive damages or other relief, whether equitable or legal, from any charge or action you may file, or which is filed on your behalf with a government agency, but it will not limit your ability to receive an incentive award authorized under federal statute or regulation for information provided to the Securities and Exchange Commission or other federal or state regulatory or law enforcement agency, if applicable. 22. Regardless of any other provision in this Agreement, you may be entitled to immunity and protection from retaliation under the Defend Trade Secrets Act of 2016 for disclosing trade secrets under certain limited circumstances, as set forth in PNC’s Defend Trade Secrets Act policy. 23. All prior agreements between you and PNC, whether written or oral, are superseded by this Agreement and are no longer valid with the exception of: (a) the Code of Business Conduct and Ethics; (b) any equity, deferred compensation, restrictive covenant, or other agreement containing promises made by you that extend beyond your last day of employment; or (c) as contained in an authorized and signed written document which specifically states that it is not superseded by this Agreement. This Agreement cannot be amended or modified in any way except by written agreement entered into and signed by the authorized representatives of you and PNC. 24. You and PNC agree that if any portion of this Agreement (other than the general waiver and release in paragraph 18) is determined by a court to be invalid or unenforceable for any reason, that determination will not affect the remaining terms of this Agreement. To the extent any portion of the Agreement found to be invalid or unenforceable can be modified to make it valid and enforceable, it shall be deemed to be so modified. To the extent the offending provision cannot be modified and still comport with the parties' intent, it shall be deemed deleted from the Agreement. 25. You agree that if you breach any of your obligations under this Agreement, including the agreement not to sue, you shall return any and all amounts that have been provided to you under this Agreement, and PNC will make no further payments to you under this Agreement. You further understand and agree that PNC may seek any other relief it is entitled to under this Agreement or applicable law as a result of your breach of the Agreement. 26. Any dispute or claim arising out of or relating to this Agreement may be brought only in the Court of Common Pleas of Allegheny County, Pennsylvania, or in the federal court for the

Ganesh Krishnan July 24 2024 Page 8 Western District of Pennsylvania, as appropriate, which shall apply Pennsylvania Law in the interpretation of the Agreement. Both you and PNC also waive any right to trial by jury with regard to any action arising under or in connection with this Agreement. 27. Neither this Agreement, nor any of the rights, obligations or interests arising under the Agreement may be assigned to another person or entity without the prior written consent of the parties. 28. You agree that you are solely responsible for any applicable taxes (including, without limitation, income and excise taxes), penalties and interest that you incur in connection with the payments and benefits under this Agreement. If any such withholding is required prior to the time amounts are payable to you hereunder or if such amounts are not sufficient to satisfy such obligation in full, the withholding will be taken from other compensation then payable to you or as otherwise determined by PNC. This Agreement is intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and related regulations and guidance (collectively “Code Section 409A”). PNC will have discretion to interpret this Agreement and any associated documents in any manner that creates an exemption from (or compliance with) the requirements of Code Section 409A. Severance benefits under this Agreement are intended to be exempt from Code Section 409A under the “short-term deferral” exception, to the maximum extent applicable, and then under the “separation pay” exception, to the maximum extent applicable. For purposes of Code Section 409A, each payment hereunder shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. To the extent a payment under this Agreement is subject to (and not exempt from) Code Section 409A: (a) Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within forty-five (45) days of your Separation Date”), the actual date of payment within the specified period shall be at the sole discretion of PNC. (b) You cannot, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. (c) Notwithstanding anything in this Agreement to the contrary, if you are considered a “specified employee” for purposes of Code Section 409A and if payment of any amounts under this Agreement is required to be delayed for a period of six months after separation from service pursuant to Code Section 409A, payment of such amounts shall be delayed as required by Code Section 409A, and the accumulated amounts shall be paid in a lump sum payment within ten days after the end of the six-month period. If you die during the postponement period prior to the payment of benefits, the amounts withheld on

Ganesh Krishnan July 24 2024 Page 9 account of Code Section 409A shall be paid to the personal representative of your estate within 45 days after the date of your death. (d) All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. If you concur with the terms and conditions of this Agreement, please sign, date and return it to me no later than August 6, 2024. You should keep a copy for your records. Sincerely, Vicki Henn Chief Human Resources Officer The PNC Financial Services Group, Inc. AGREED: ___________________________________ ___________________________ Ganesh Krishnan, For Myself and Dated My Heirs, Personal Representatives and Assigns

Schedule A